UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                      April 10, 2002
Date of Report (Date of earliest event reported)

X POINT WEST CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-27736 (Commission File Number)	94-3165263 (I.R.S. Employer Identification Number)
1700 Montgomery Street, Suite 250 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 394-9467 (Registrant’s telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

                    (a) On April 10, 2002, Ernst & Young LLP resigned as Point West Capital Corporation’s ("Registrant") independent accountants. Ernst & Young LLP decided to resign because it believed that the Registrant would be better served by a smaller accounting firm. The reports of Ernst & Young LLP on the financial statements of the Registrant for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the 2001 opinion contained an explanatory paragraph related to the going concern of the Registrant. During the Registrant’s two most recent fiscal years and any subsequent interim period, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

                   (b) The Registrant has delivered a copy of this Form 8-K Report to Ernst & Young LLP, and Ernst & Young LLP has provided the Registrant with a letter to the effect that it agrees with the statements made in Item 4(a) of this report. The Registrant has filed, as an exhibit to this Form 8-K Report, a copy of Ernst & Young LLP's letter.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     16.1         Letter from Ernst & Young LLP dated April 16, 2002.

1

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2002

POINT WEST CAPITAL CORPORATION

By: /s/ John Ward Rotter
John Ward Rotter
Chief Executive Officer

2

EXHIBIT INDEX

Exhibit Number	Document Description
16.1	Letter from Ernst & Young LLP dated April 16, 2002

3

EXHIBIT 16.1

April 16, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 10, 2002, of Point West Capital Corporation and are in agreement with the statements contained in the paragraph (a) on page 1 therein.   We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP